UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	001-34762		31-1042001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. employer identification number)

255 East Fifth Street, Suite 800	Cincinnati,	Ohio	45202
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01    Other Events.

On December 22, 2020, First Financial Bancorp. (the "Company") announced that the Board of Directors has authorized the purchase of up to 5,000,000 shares of the Company’s common stock, representing approximately 5% of the Company's issued and outstanding shares of common stock as of September 30, 2020. The stock repurchase plan will be effective on January 1, 2021, upon the expiration of the previously authorized stock repurchase plan, and will be effective until December 31, 2022.

The Board of Directors authorized this stock repurchase plan based on the continued strength of the Company’s balance sheet and capital position. The Board believes that a stock repurchase plan is an important tool that can be utilized to enhance long term shareholder value. Share repurchases will be made periodically as permitted by securities laws and other legal requirements and will be subject to market conditions as well as other factors. Purchases may be made in the open market, through block trades or otherwise, and in privately negotiated transactions. Share purchases may be commenced or suspended at any time or periodically without prior notice. A copy of the press release dated December 22, 2020 is attached to this Current Report as Exhibit 99.1 and is furnished herewith.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:
    Exhibit No.    Description

    99.1 Press Release of First Financial Bancorp. dated December 22, 2020
    104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST FINANCIAL BANCORP.

By: /s/ Karen B. Woods
Karen B. Woods
General Counsel

Date:	December 22, 2020